Star Equity currently has three divisions: August 2022 A Diversified Holding Company with a Private Equity Strategy • Diversified holding company with three divisions • Operating divisions are led by local management; corporate HQ functions like a private equity firm and manages Investments division • In 2021, closed sale of non-continuing healthcare businesses for over $20 million • 6/30/22 cash & cash equivalents balance of $13.7 million; well-positioned to pursue acquisitions • Tax-efficient Series A 10% Preferred Stock (non- convertible) issued Sept. 2019 in an acquisition Common Stock (Nasdaq: STRR): Stock Price 1: $1.08 15.1 million shares outstanding 2 Series A Preferred Stock (Nasdaq: STRRP): Stock Price 1: $9.89 1.92 million shares outstanding 2 10% annual cash dividend Across the USA Maine/New England Minneapolis-area KBS EBGL Designs, manufactures, and sells proprietary mobile imaging cameras for hospitals and physicians Services existing installed base Offers mobile imaging services to medical providers in their facilities Designs and manufactures modular housing units Commercial and residential projects Designs and manufactures wall panels and engineered wood products Distributes building materials and operates a professional lumber yard and showroom Commercial and residential projects Real Estate Investments Owns, manages, and finances operating company real estate assets Strategic investments in potential acquisition targets or JVs Diagnostic Imaging Diagnostic Services Across the USA Financial Highlights (1) During the fourth quarter of 2020, Star Equity entered into a Stock Purchase Agreement to sell DMS Health Technologies, Inc. (“DMS Health”), a portion of our healthcare business which operated as the Company’s Mobile Healthcare segment, for $18.75 million. The sale of DMS Health closed on March 31, 2021. Related financial and operational data for the Mobile Healthcare business were classified as discontinued operations for all reporting periods ending December 31, 2021 and 2020. The results presented here relate to continuing operations, which encompass Healthcare, Construction, Investments, and discontinued operations, which consists of Mobile Healthcare. Mobile Healthcare’s assets and liabilities were reported as “Assetsheld for sale” and “Liabilitiesheld for sale” on the balance sheet as of December 31, 2020. Investment Highlights (1) 8/24/22 closing price. (2) As of 8/5/22. (FY 2021 vs. FY 2020) (1) $106.6M Consolidated Revenue +36.3% $6.9M Consolidated Gross Profit +77.6% $4.5M Cash & cash equivalents As of 12/31/21 (1H 2022 vs. 1H 2021) (1) $55.8M Consolidated Revenue +15.8% $10.8M Consolidated Gross Profit +134.9% $13.7M Cash & cash equivalents As of 6/30/22

Star Equity Holdings Rick Coleman, CEO admin@starequity.com Contacts Construction Future Acquisition 1 Healthcare CURRENT OPERATING BUSINESSES Investments (future acquisitions to create new business divisions) • Capital Allocation • Strategic Leadership & Oversight • Mentor Operating Management Teams • Restructurings & Turnarounds • Mergers, Acquisitions, & Dispositions • Bank Relationships • Capital Markets • Investor Relations • Financial Reporting, FP&A • Compliance & Legal • Manage Investments Division OPERATING CEOs • Manage Operating Businesses • Develop Organic Growth Opportunities • Pursue Bolt-on Acquisitions (bolt-on acquisitions to expand existing divisions) FUTURE OPERATING BUSINESSES Corp-Level Management Growth Strategy Targets: public or private companies • Market cap of $5-50M and more valuable inside our holding company structure • Existing assets, earnings, and cash flows (no start-ups or venture capital-type situations) • High SG&A and public company costs as a percentage of revenue that can be significantly reduced as part of Star Equity • Opportunities for improved operating and financial performance • Bolt-ons for existing platform businesses or create new divisions • Businesses with growth potential and strong operating management teams Synergies: • Operating management teams freed up to maximize operations and pursue growth opportunities • Sharing certain corporate functions will reduce corporate overhead costs • Lower cost of capital • Better access to capital • Better capital allocation Acquisition Strategy Fully Funded and Positioned for Growth Future Acquisition 2 Recent action taken to strengthen balance sheet • Sold DMS Health Technologies, Inc. business unit for $18.8 million; transaction closed on March 31, 2021 • MD Office Solutions (“MDOS”), a small regional operation in Northern California, was sold on February 1, 2021 for $1.4 million • Completed a $2.1 million private placement in December 2021 to help remove overhang of accumulated and unpaid preferred stock dividends • Completed a $14.3 million public offering in January 2022 to support working capital needs, fund growth in Construction division, and target acquisition opportunities Proceeds to fund: • Organic Growth Opportunities • Acquisitions Future Acquisition 3 Similar to Private Equity with Key Distinctions Investment partners —Star Equity shareholders — do not pay any fees and have instant liquidity Long-term relationship/ partnership mentality rather than transactional Willing and able to pursue both private and public acquisition targets, including through activism Open-ended investment time horizon allows for flexible holding periods Looking for accretive bolt- ons and/or new verticals Flexible deal structuring: able to use mix of cash, debt, common, preferred Differentiated Corporate Strategy and Structure Investor Relations Lena Cati, The Equity Group Inc. 212-836-9611 / lcati@equityny.com